EXHIBIT 99.1

Otelco Reports Fourth Quarter and 2015 Results

ONEONTA, Ala., March 07, 2016 (GLOBE NEWSWIRE) -- Otelco Inc. (NASDAQ:OTEL), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia and a provider of cloud hosting and managed services, today announced results for its fourth quarter and year ended December 31, 2015. Key highlights for Otelco include:

  Total revenues of $17.7 million for fourth quarter 2015 and $71.1 million for 2015.
  Operating income of $5.1 million for fourth quarter 2015 and $19.3 million for 2015.
  Adjusted EBITDA (as defined below) of $7.3 million for fourth quarter 2015 and $29.6 million for 2015.

"The network and operations improvements Otelco initiated over the last two years continue to produce the desired result of reducing our operating costs this quarter and for all of 2015," said Rob Souza, President and Chief Executive Officer of Otelco. "Fourth quarter 2015 operating income and Adjusted EBITDA improved over the same period last year and over third quarter 2015, demonstrating the long-term sustainability of these cost saving actions. The Company remains focused on generating cost improvements across our markets and on top-line revenues through comprehensive and consistent product development, product pricing, and sales and marketing efforts.

"Our retail business access line equivalents were flat during fourth quarter 2015," continued Souza. "Our Hosted PBX product and the Classifax offering continue to grow as the market continues its migration to IP-based products.

"Last month, we announced the funding of our new credit facilities which provide a solid financial position for the next five years as we continue to pay down long-term debt and improve shareholder value," noted Souza. "Piper Jaffray & Co. served as the exclusive financial advisor and lead placement agent for the transaction with the Company using the new funds and cash on the balance sheet to repay its previous credit facility and to fund transaction costs. The $5.0 million revolver that is part of the new funding package remains undrawn, and our cash balance at December 31, 2015, was $6.9 million."

Fourth Quarter 2015 Financial Summary
(Dollars in thousands, except per share amounts)
(Unaudited)
	Three Months Ended December 31,		Change
	2014	2015	Amount	Percent
Revenues	$18,178	$17,717	$(461)	(2.5)%
Operating income	$3,822	$5,072	$1,250	32.7%
Interest expense	$2,121	$1,906	$(215)	(10.1)%
Net income available to stockholders	$940	$1,844	$904	96.2%
Basic net income (loss) per share	$0.30	$0.57	$0.27	90.0%
Diluted net income (loss) per share	$0.29	$0.54	$0.25	86.2%

Adjusted EBITDA(1)	$6,590	$7,348	$758	11.5%
Capital expenditures	$1,523	$2,043	$520	34.1%

	Year Ended December 31,		Change
	2014	2015	Amount	Percent
Revenues	$73,870	$71,102	$(2,768)	(3.7)%
Operating income	$16,858	$19,255	$2,397	14.2%
Interest expense	$8,854	$7,894	$(960)	(10.8)%
Net income available to stockholders	$5,029	$7,484	$2,455	48.8%
Basic net income per share	$1.62	$2.31	$0.69	42.6%
Diluted net income per share	$1.59	$2.26	$0.67	42.1%

Adjusted EBITDA(1)	$28,744	$29,596	$852	3.0%
Capital expenditures	$6,015	$6,612	$597	9.9%

Reconciliation of Adjusted EBITDA to Net Income (Loss)
	Three Months Ended December 31,		Year Ended December 31,
	2014	2015	2014	2015
Net income	$940	$1,844	$5,029	$7,484
Add: Depreciation	2,148	1,922	8,941	7,678
Interest expense - net of premium	1,892	1,691	7,918	7,014
Interest expense - amortized loan cost	229	215	936	880
Income tax expense	628	1,329	3,185	4,944
Amortization - intangibles	363	262	1,643	1,200
Loan fees	6	6	25	25
Stock-based compensation (earn out)	71	-	317	71
Stock-based compensation (board and senior management)	189	79	326	292
Other excluded expense	124	-	424	8
Adjusted EBITDA(1)	$6,590	$7,348	$28,744	$29,596

(1) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain other fees, expenses and non-cash charges reducing consolidated net income. The Company uses Adjusted EBITDA as an operational performance measurement. Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the Company's credit facilities. Adjusted EBITDA is a supplemental measure of the Company's performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). The lenders under the Company's credit facilities utilize this measure to determine compliance with credit facility requirements. The Company reports Adjusted EBITDA to allow current and potential investors to understand this performance metric and because the Company believes that it provides current and potential investors with helpful information with respect to the Company's operating performance and cash flows. However, Adjusted EBITDA should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of the Company's liquidity. The Company's presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Otelco Inc. - Key Operating Statistics
(Unaudited)	As of			Quarterly	Annual
	December 31,	September 30,	December 31,	% Change from	% Change from
	2014	2015	2015	September 30, 2015	December 31, 2014
Business/Enterprise
CLEC
Voice lines	19,324	18,963	18,606	(1.9)%	(3.7)%
HPBX seats	10,029	10,594	10,740	1.4%	7.1%
Data lines	3,313	3,510	3,629	3.4%	9.5%
Wholesale network lines	2,968	2,888	2,743	(5.0)%	(7.6)%
Classifax	80	129	140	8.5%	75.0%
RLEC
Voice lines	15,506	16,026	16,123	0.6%	4.0%
Data lines	1,587	1,547	1,539	(0.5)%	(3.0)%
Access line equivalents (1)	52,807	53,657	53,520	(0.3)%	1.4%

Residential
CLEC
Voice lines	275	239	225	(5.9)%	(18.2)%
Data lines	363	301	282	(6.3)%	(22.3)%
RLEC
Voice lines	25,569	23,811	23,143	(2.8)%	(9.5)%
Data lines	20,206	20,258	20,089	(0.8)%	(0.6)%
Access line equivalents (1)	46,413	44,609	43,739	(2.0)%	(5.8)%

Otelco access line equivalents (1)	99,220	98,266	97,259	(1.0)%	(2.0)%

Cable, IPTV & satellite	3,852	3,712	3,648	(1.7)%	(5.3)%
Security systems	243	302	326	7.9%	34.2%
Other internet lines	3,202	2,887	2,840	(1.6)%	(11.3)%

(1) We define access line equivalents as retail and wholesale voice lines (including Classifax, our virtual faxing solution) and data lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

FINANCIAL DISCUSSION FOR FOURTH QUARTER 2015:

Revenues

Total revenues decreased 2.5% in the three months ended December 31, 2015, to $17.7 million from $18.2 million in the three months ended December 31, 2014. The decrease in residential RLEC access line equivalents and access revenue decreases due to the FCC's inter-carrier compensation reform order (the "FCC's order") account for the majority of the decline, which was partially offset by an increase in internet revenue. The table below provides the components of our revenues for the three months ended December 31, 2015, compared to the same period of 2014.

	Three Months Ended December 31,			Change
	2014	2015	Amount		Percent

	(unaudited, dollars in thousands)
Local services	$6,510	$6,204	$(306)		(4.7)%
Network access	5,858	5,498	(360)		(6.1)%
Internet	3,592	3,786	194		5.4%
Transport services	1,313	1,330	17		1.3%
Video and security	682	669	(13)		(1.9)%
Managed services	223	230	7		3.1%
Total	$18,178	$17,717	$(461)		(2.5)%

Local services revenue decreased 4.7% in the quarter ended December 31, 2015, to $6.2 million from $6.5 million in the quarter ended December 31, 2014. The decline in RLEC residential voice access lines and the impact of the FCC's order, which reduces or eliminates intrastate and local cellular revenue, accounted for a decrease of $0.4 million. A portion of the RLEC decrease is recovered through the Connect America Fund, which is categorized as interstate access revenue. The decline in long distance and special line revenue accounted for a decrease of $0.2 million. One time fiber installation revenue of $0.1 million in 2014 had no comparable revenue in 2015. Hosted PBX revenue increased by $0.2 million. Network access revenue decreased 6.1% in the fourth quarter 2015 to $5.5 million from $5.9 million in the fourth quarter 2014. A small increase in the Connect America Fund was offset by declines in end user based fees. Special access charges decreased $0.2 million and switched access decreased $0.2 million. Internet revenue increased 5.4% in the fourth quarter 2015 to $3.8 million from $3.6 million in the fourth quarter 2014. Higher equipment fees and increased speed each accounted for an increase of $0.1 million. Transport services revenue increased 1.3% in the quarter ended December 31, 2015, over the comparable period in 2014 to remain at $1.3 million. Video and security revenue in the three months ended December 31, 2015, decreased 1.9% from the three months ended December 31, 2014, to remain at slightly under $0.7 million in both periods. Managed services revenue increased 3.1% in the quarter ended December 31, 2015, over the comparable period in 2014 to remain at just over $0.2 million.

Operating Expenses

Operating expenses in the three months ended December 31, 2015, decreased 11.9% to $12.6 million from $14.4 million in the three months ended December 31, 2014. Cost of services decreased 6.8% to $8.2 million in the quarter ended December 31, 2015, from $8.8 million in the quarter ended December 31, 2014. Internet expense increased by $0.1 million, reflecting growth in data demand. Network circuit and loop costs decreased $0.3 million and access expense decreased $0.2 million, reflecting New England network optimization. Other expenses, including customer service expense, decreased by $0.2 million reflecting operational improvements. Selling, general and administrative expenses decreased 25.5% to $2.3 million in the three months ended December 31, 2015, from $3.1 million in the three months ended December 31, 2014. Executive expenses decreased $0.5 million, of which $0.4 million was associated with a separation and consulting agreement for which there are no comparable expenses in the same period of 2015. Non-cash incentive and earn-out stock compensation decreased $0.2 million. Legal, human resources and external affairs expense decreased $0.1 million. Depreciation and amortization for fourth quarter 2015 decreased 13.0% to $2.2 million from $2.5 million in fourth quarter 2014. The amortization of other intangible assets in New England decreased $0.1 million, CLEC depreciation decreased $0.1 million and Missouri RLEC depreciation decreased $0.1 million from fourth quarter 2014.

Operating Income

Operating income in the three months ended December 31, 2015, increased 32.7% to $5.1 million from $3.8 million in the three months ended December 31, 2014. Cost improvement and expense management savings exceeded the decrease in revenue for the period.

Interest Expense

Interest expense in the three months ended December 31, 2015, decreased 10.1% to $1.9 million from $2.1 million in the three months ended December 31, 2014. While the interest rate remained constant, the lower outstanding loan principal accounted for the decrease.

Adjusted EBITDA

Based on the changes noted above, Adjusted EBITDA increased $0.8 million to $7.3 million for the three months ended December 31, 2015, when compared to $6.6 million in the same period in 2014. Adjusted EBITDA was $7.2 million in the third quarter of 2015. Stock based compensation and other excluded expenses are added back in the calculation of Adjusted EBITDA. See financial tables for a reconciliation of Adjusted EBITDA to net income.

Balance Sheet

As of December 31, 2015, the Company had cash and cash equivalents of $6.9 million compared to $5.1 million at the end of 2014. During fourth quarter 2015, the Company reduced its credit facility balance by $2.0 million to $100.1 million. As previously announced, the Company entered into and funded new five year senior and five and a half year subordinated loan facilities in the first quarter 2016. The combined $100.3 million term loan facilities were used to pay all amounts due under the Company's previous credit facility and for loan costs. A $5.0 million revolver under the senior loan facility remains undrawn. Principal payments on the senior term loan facility will be $1.0 million per quarter, payable on April 1, July 1, October 1 and January 1 of each year.

Capital Expenditures

Capital expenditures were $2.0 million for fourth quarter 2015 compared to $1.5 million in the same period in 2014.

Fourth Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the internet, on Tuesday, March 8, 2016, at 11:30 a.m. (Eastern Time). To participate in the call, participants should dial (785) 830-1926 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company's website at www.OtelcoInc.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company's website at www.OtelcoInc.com for 30 days.  A two-week telephonic replay may also be accessed by calling (719) 457-0820 and entering the Confirmation Code 596007.

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia. The Company's services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. With approximately 97,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines. Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers. It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company's website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements, which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

OTELCO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share par value and share amounts)
(unaudited)
	As of December 31,
	2014	2015
Assets
Current assets
Cash and cash equivalents	$5,082	$6,884
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $229 and $258, respectively	3,732	3,575
Unbilled receivables	1,675	1,610
Other	1,931	1,722
Materials and supplies	1,915	1,906
Prepaid expenses	3,441	2,775
Deferred income taxes	-	57
Total current assets	17,776	18,529

Property and equipment, net	51,237	49,811
Goodwill	44,976	44,976
Intangible assets, net	3,178	2,363
Investments	1,870	1,846
Deferred financing costs, net	1,161	797
Other assets	471	259
Total assets	$120,669	$118,581

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$1,104	$1,818
Accrued expenses	5,054	4,567
Advance billings and payments	1,410	1,418
Deferred income taxes	53	-
Customer deposits	70	68
Current maturity of long-term notes payable	6,665	3,000
Total current liabilities	14,356	10,871

Deferred income taxes	24,027	26,163
Advance billings and payments	681	628
Other liabilities	142	27
Long-term notes payable, less current maturities	105,470	97,052
Total liabilities	144,676	134,741

Stockholders' deficit
Class A Common Stock, $.01 par value-authorized 10,000,000 shares; issued and outstanding 2,881,154 and 3,015,099 shares, respectively	29	30
Class B Common Stock, $.01 par value-authorized 250,000 shares; issued and outstanding 232,780 shares	2	2
Additional paid in capital	3,519	3,881
Retained deficit	(27,557)	(20,073)
Total stockholders' deficit	(24,007)	(16,160)
Total liabilities and stockholders' deficit	$120,669	$118,581

OTELCO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2015	2014	2015

Revenues	$18,178	$17,717	$73,870	$71,102

Operating expenses
Cost of services	8,756	8,160	35,516	33,123
Selling, general and administrative expenses	3,090	2,301	10,913	9,846
Depreciation and amortization	2,510	2,184	10,583	8,878
Total operating expenses	14,356	12,645	57,012	51,847

Income from operations	3,822	5,072	16,858	19,255

Other income (expense)
Interest expense	(2,121)	(1,906)	(8,854)	(7,894)
Other income (expense), net	(133)	7	210	1,067
Total other expenses	(2,254)	(1,899)	(8,644)	(6,827)

Income before income tax	1,568	3,173	8,214	12,428
Income tax expense	(628)	(1,329)	(3,185)	(4,944)

Net income	$940	$1,844	$5,029	$7,484

Weighted average number of common shares outstanding:
Basic	3,103,728	3,239,306	3,103,728	3,239,306
Diluted	3,281,106	3,397,165	3,168,161	3,313,641
Basic net income per common share	$0.30	$0.57	$1.62	$2.31
Diluted net income per common share	$0.29	$0.54	$1.59	$2.26

OTELCO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Twelve Months Ended
	December 31,
	2014	2015
Cash flows from operating activities:
Net income	$5,029	$7,484
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation	8,941	7,678
Amortization	1,642	1,200
Amortization of loan costs	936	880
Provision for deferred income taxes	2,692	1,882
Excess tax benefit from stock-based compensation	249	144
Provision for uncollectible accounts receivable	476	442
Stock-based compensation	643	362
Changes in operating assets and liabilities
Accounts receivable	(128)	(11)
Material and supplies	(261)	9
Prepaid expenses and other assets	(1,486)	878
Accounts payable and accrued expenses	(534)	227
Advance billings and payments	(67)	(45)
Other liabilities	(10)	(117)
Net cash from operating activities	18,122	21,013

Cash flows used in investing activities:
Acquisition and construction of property and equipment	(6,015)	(6,612)
Proceeds from sale of property and equipment	58	-
Purchase of investment	(1)	-
Purchase of Reliable Networks, net of cash acquired	(500)	-

Net cash used in investing activities	(6,458)	(6,612)

Cash flows used in financing activities:
Principal repayment of long-term notes payable	(16,498)	(12,083)
Loan origination costs	-	(516)

Net cash used in financing activities	(16,498)	(12,599)

Net increase (decrease) in cash and cash equivalents	(4,834)	1,802
Cash and cash equivalents, beginning of period	9,916	5,082

Cash and cash equivalents, end of period	$5,082	$6,884

Supplemental disclosures of cash flow information:
Interest paid	$7,924	$7,016

Income taxes paid	$1,535	$2,414

Contact:
Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3580
Curtis@otelcotel.com